UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2024

CARRIER GLOBAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39220	83-4051582
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13995 Pasteur Boulevard
Palm Beach Gardens	Florida	33418
(Address of principal executive offices, including zip code)

(561)	365-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CARR	New York Stock Exchange
4.125% Notes due 2028	CARR28	New York Stock Exchange
4.500% Notes due 2032	CARR32	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On December 20, 2024, Carrier Global Corporation (the “Company”) refinanced and replaced the Prior Credit Agreements (as defined below) by entering into a 5-year senior unsecured revolving credit agreement among the Company, Carrier Intercompany Lending Designated Activity Company and Carrier Treasury Services Ireland Limited as borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, facilitating borrowings of up to $2.5 billion (the “Credit Agreement”). Except as otherwise described herein, the terms of the Credit Agreement are substantially similar to the Prior Credit Agreements.

The Credit Agreement refinanced and replaced the Prior Credit Agreements, and will support the cash requirements of the Company and the Company’s commercial paper program. Borrowings under the Credit Agreement may be made in either U.S. Dollars or Euros. For U.S. Dollar borrowings, interest can be charged at either the Term SOFR Rate plus 0.10% and a ratings-based margin, or alternatively at the Alternate Base Rate plus a ratings-based margin. Euro borrowings bear interest at the Adjusted EURIBOR Rate plus a ratings-based margin. The Credit Agreement contains customary representations and warranties for investment grade financings. The Credit Agreement also contains (i) certain customary affirmative covenants, including those that impose certain reporting and/or performance obligations on the Company, (ii) certain customary negative covenants that generally restrict, subject to various exceptions, the Company from taking certain actions, including, without limitation, incurring certain liens and consummating certain fundamental changes, (iii) a financial covenant in the form of a consolidated leverage ratio and (iv) customary events of default (including a change of control) for financings of this type. All terms used but not defined in this Current Report on Form 8-K are as defined in the Credit Agreement. The foregoing summary is qualified in its entirety with reference to the Credit Agreement, which is attached hereto as Exhibits 10.1, and is incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.

Simultaneous with the entry into the Credit Agreement, the Company terminated (i) its existing senior unsecured 364-day revolving credit agreement, dated as of May 17, 2024 (the “Prior 364-Day Credit Agreement”) among the Company and Carrier Intercompany Lending Designated Activity Company as borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, which provided for a $500 million senior unsecured 364-day revolving credit facility and (ii) its existing senior unsecured 5-year revolving credit agreement, dated as of May 19, 2023 (the “Prior 5-Year Credit Agreement”, together with the Prior 364-Day Credit Agreement, the “Prior Credit Agreements”) among the Company and Carrier Intercompany Lending Designated Activity Company as borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, which provided for a $2 billion senior unsecured 5-year revolving credit facility.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
10.1*
Revolving Credit Agreement, dated as of December 20, 2024, among Carrier Global Corporation, Carrier Intercompany Lending Designated Activity Company and Carrier Treasury Services Ireland Limited as borrowers, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

* Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER GLOBAL CORPORATION
(Registrant)

Date: December 20, 2024	By:	/S/ PATRICK GORIS
Patrick Goris
Senior Vice President and Chief Financial Officer